SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Florida Banks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

FLORIDA BANKS, INC.
5210 Belfort Road, Suite 310
Jacksonville, Florida 32256

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2003

     The annual meeting of shareholders of Florida Banks, Inc. (the “Company”) will be held on Thursday, May 22, 2003 at 11:00 a.m., at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida 32218, for the following purposes:

     (1)  To re-elect four Class II directors to the Company’s Board of Directors, to serve for terms of three years or until their successors are elected and qualified;

     (2)  To approve the Company’s Second Amended and Restated Incentive Compensation Plan;

     (3)  To approve the Company’s Amended and Restated 1998 Stock Option Plan;

     (4)  To amend the Company’s Employee Stock Purchase Plan (the “ESPP”) to (i) increase the number of shares of the Company’s common stock reserved for issuance under the ESPP from 200,000 to 300,000 and (ii) limit the number of shares of the Company’s common stock that may be purchased under the ESPP by the Company’s and the Bank’s “highly compensated employees”;

     (5)  To approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes to approve any of the foregoing proposals; and

     (6)  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 7, 2003 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors, CHARLES E. HUGHES, JR. President and Chief Executive Officer

Jacksonville, Florida
April 24, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND
RETURN THE ENCLOSED PROXY PROMPTLY
SO THAT YOUR VOTE MAY BE RECORDED
AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

PROXY STATEMENT
DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
PROPOSAL ONE — ELECTION OF DIRECTORS
PROPOSAL TWO — SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
PROPOSAL THREE — AMENDED AND RESTATED 1998 STOCK OPTION PLAN
PROPOSAL FOUR — AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FIVE — ADJOURNMENT OF ANNUAL MEETING
SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS
COMPANY’S INDEPENDENT AUDITOR
ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS
OTHER MATTERS
Annex A — SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
Annex B — AMENDED AND RESTATED 1998 STOCK OPTION PLAN
Annex C — AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

FLORIDA BANKS, INC.
5210 Belfort Road, Suite 310
Jacksonville, Florida 32256

ANNUAL MEETING OF SHAREHOLDERS
May 22, 2003

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Florida Banks, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held on Thursday, May 22, 2003, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 24, 2003. The address of the principal executive offices of the Company is 5210 Belfort Road, Suite 310, Jacksonville, Florida 32256.

Proxy Procedure

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified thereon. Where no direction is specified, proxies will be voted for the election of the director nominees named below and for adoption of each of the proposals set forth in the accompanying notice of the meeting.

Record Date; Shares Outstanding; Voting Rights

     The record date for determining the shareholders entitled to vote at the Annual Meeting is April 7, 2003. On that date, the Company had outstanding and entitled to vote 6,851,035 shares of common stock, $.01 par value per share (the “Common Stock”), with each share of Common Stock entitled to one vote.

Quorum Requirement

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

Vote Required

     The election of directors requires a plurality of the votes cast. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve all other proposals. Shares of Common Stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Cost of Solicitation

     The solicitation of proxies is made on behalf of the Board of Directors of the Company. The Company will pay the costs of soliciting these proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to the shareholders if a shareholder is a beneficial holder of the Common Stock. Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or e-mail from some shareholders if proxies are not promptly received.

DIRECTORS

     The Board of Directors of the Company consists of 12 directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The board members and classifications are as follows:

Class I	Class II	Class III

T. Stephen Johnson	Clay M. Biddinger	P. Bruce Culpepper
J. Malcolm Jones, Jr.	Wilford C. Lyon, Jr	Charles E. Hughes, Jr.
Nancy E. LaFoy	M. G. Sanchez	W. Andrew Krusen, Jr.
Dr. Adam W. Herbert, Jr.	T. Edwin Stinson, Jr	David McIntosh

Biographical Information

     Biographical information is provided below for each person who is a nominee for election as a Class II director of the Company at the annual meeting.

     Clay M. Biddinger, age 47, has served as a Class II Director of the Company since April 1998 and as a director of Florida Bank, NA (the “Bank”) from its acquisition in August 1998 until January 2003. Mr. Biddinger is the founder of, and has served as the Chief Executive Officer of, Bay4 Capital, LLC, since March of 1999. Mr. Biddinger has more than 20 years experience in the financial services industry including experience as an entrepreneur, founder, chairman, and chief executive officer of Sun Financial Group, Inc., which became a subsidiary of GATX Capital in October 1995. Sun Financial was among Inc. Magazine’s 500 fastest growing private companies four times between 1986 and 1990. A past recipient of the Florida Entrepreneur of the Year award and the founding Chairman of the Florida Chapter of the Council of Growing Companies, Mr. Biddinger serves on the board of directors of SMTEK International, a publicly traded electronics manufacturing services provider; Hyphos 360, a marketing database services company; the Council of Growing Companies; and various charitable and community non-profit organizations. Mr. Biddinger is also a member of the Society of International Business Fellows. Mr. Biddinger was also featured in Fortune Magazine in December of 1993. Mr. Biddinger received his B.S. in Business Administration from Rollins College.

     Wilford C. Lyon, Jr., age 67, has served as a Class II Director of the Company since April 1998 and as a director of the Bank since its acquisition in August 1998. Prior to his service with the Company, Mr. Lyon served as Chairman of the Board and Chief Executive Officer of the Independent Insurance Group, Inc., a publicly traded company. Mr. Lyon retired from that position on February 29, 1996 when the company merged with the American General Corporation, a publicly traded company. Mr. Lyon has also served on the Board of Florida National Banks of Florida, Inc. from 1983 to 1990 when it merged with First Union National Bank of Florida; and thereafter he served on the Board of First Union National Bank of Florida until 1991. Mr. Lyon is active in community affairs, having served as Chairman of the Jacksonville Chamber of Commerce and District Governor of Rotary International.

     M. G. Sanchez, age 68, has served as Chairman of the Board and a Class II Director of the Company since February 1998. Since the acquisition of the Bank in August 1998, Mr. Sanchez has also served as Chairman of the Board of the Bank. Prior to his service with the Company, Mr. Sanchez worked independently as a bank management consultant. From 1986 to 1997, Mr. Sanchez served as President and Chief Executive Officer of The FBF Management Group, a provider of management consulting services to banks in Florida. Mr. Sanchez periodically performed contract work with T. Stephen Johnson & Associates, Inc., a financial services consulting firm. Prior to his service with The FBF Management Group, from 1979 to 1986, Mr. Sanchez served as the President and Chief Executive Officer of First Bankers Corporation of Florida, a bank holding company with nine subsidiary banks in Florida that was acquired by First Union Corporation in 1986. Mr. Sanchez has also served as a Member of the Board of Directors for the Miami branch of the Federal Reserve Bank of Atlanta and a Member of the Governors Advisory Committee on Interstate Banking. Mr. Sanchez is also a past National President of RMA, Risk Management Association, the association of bank loan and credit officers. Mr. Sanchez serves on the Advisory Board at the Warrington College of Business, the Advisory Board of the Center for Entrepreneurship and Innovation, and is a former President of Gator Boosters, Inc. at the University of Florida.

     T. Edwin Stinson, Jr., age 50, served as Executive Vice President, Chief Operating Officer and as a director of First National Bank of Tampa from 1993 until its acquisition by the Company in August 1998. Mr. Stinson has served as a Class II director of the Company and as its Chief Financial Officer, Secretary and Treasurer since the acquisition of the Bank in August 1998. Prior to his service with the Bank, Mr. Stinson served as the President of Florida State Bank and Emerald Coast State Bank in Northwest Florida. Mr. Stinson has been involved in the banking industry since 1978.

     The following biographies are for the Class I and Class III directors:

     T. Stephen Johnson, age 53, has served as a Class I Director of the Company since its inception and as its Vice Chairman since February 1998. Mr. Johnson has served as a director of the Bank from its acquisition in August 1998 until January 2003. Mr. Johnson has served as the Chairman of the Board of T. Stephen Johnson & Associates, Inc. (“TSJ&A”), a financial services consulting firm, since its inception in 1987. TSJ&A specializes in mergers, acquisitions and regulatory consulting for financial institutions. Through TSJ&A, Mr. Johnson has founded and serves as Chairman of several financial services companies including: NetB@nk, Inc., a publicly traded company which offers a full service financial bank system of home banking via the internet; Directo, Inc., which provides financial products/services to the un-banked market through the employer; Teamstaff, a publicly traded company in the human capital management area; and TSJ Advisory, Inc., a registered investment advisory firm providing analytical investment advice. In addition, he is the principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of banks.

     J. Malcolm Jones, Jr., age 50, has served as a Class I Director of the Company since April 1998. Mr. Jones has served as a director of the Bank since its acquisition in August 1998. Mr. Jones is currently a private investor. From 1997 through 1999, Mr. Jones had been Senior Vice President of The St. Joe Company, a publicly traded real estate and timber company and, from 1995 to 1997, Mr. Jones served as The St. Joe Company’s Vice President and Chief Financial Officer. Mr. Jones formerly served as President, Chief Executive Officer and Vice Chairman of the Board of Florida Bank, a Florida savings bank.

     Nancy E. LaFoy, age 47, has served as a Class I Director of the Company since its inception and as a director of the Bank since its acquisition in August 1998. Prior to the acquisition of the Bank, Ms. LaFoy served as Secretary and Treasurer of the Company. Ms. LaFoy has served as Senior Vice President of TSJ&A since 1987. Prior to her service with TSJ&A, Ms. LaFoy served as Assistant Vice President with Wachovia Corporation in Atlanta, Georgia, formerly First National Bank of Atlanta, from 1984 to 1987 and has seven years bank regulatory experience with the Federal Reserve Bank of Atlanta. Ms. LaFoy has been involved in the banking industry since 1977.

     Dr. Adam W. Herbert, Jr., age 59, has served as a Class I director of the Company since May 2002 and as a director of the Bank from May 2002 to January 2003. Dr. Herbert has served as a Regents Professor and Executive Director at the Florida Center for Public Policy and Leadership of the University of North Florida since 2001. From 1998 to 2001, Dr. Herbert served as the Chancellor of the Board of Regents of the State University System of Florida. He previously held the position of President of the University of North Florida from 1989 to 1998. Since 2001, Dr. Herbert is a director of AvMed Health Plan and State Farm Florida Insurance Group. Dr. Herbert received a Ph.D. in Urban Affairs from the University of Pittsburgh, a Masters in Public Administration and a B.A. in Political Science from the University of Southern California.

     P. Bruce Culpepper, age 61, has served as a Class III Director of the Company since April 1998 and as a director of the Bank since its acquisition by the Company in August 1998. Mr. Culpepper has been an attorney with the Florida-based law firm of Akerman Senterfitt since 1997 and is managing shareholder of the firm’s Tallahassee office. Prior to 1997, Mr. Culpepper was a partner with the law firm of Pennington, Culpepper, P.A. from 1992 to 1997. Mr. Culpepper has served as Chairman of the Tallahassee Chamber of Commerce and as a member of the Tallahassee City Commission. He is a member of the Florida Bar Association and a member of the Board of the Florida Bar Foundation. Mr. Culpepper was selected to the University of Florida Athletic Hall of Fame as a former captain of the Florida football team.

     Charles E. Hughes, Jr., age 59, has served as President, Chief Executive Officer and a Class III Director of the Company since January 1998 and as President, Chief Executive Officer, and director of the Bank since its acquisition by the Company in August 1998. Prior to his service with the Company, Mr. Hughes served as Chairman of the Board, President and Chief Executive Officer of SouthTrust Bank of Florida, N.A. (“SouthTrust”). At SouthTrust, Mr. Hughes was responsible for negotiating bank acquisitions in Florida and overseeing the entire Florida operations for SouthTrust. Prior to joining SouthTrust, Mr. Hughes served as Executive Vice President and Chief Financial Officer of Baptist Health System, Inc., a hospital management corporation from 1990 to 1992. Prior to his service with Baptist Health System, Inc., Mr. Hughes served as Executive Vice President of Florida National Banks of Florida, Inc. and President of Florida National Bank in Jacksonville from 1983 until Florida National Bank merged with First Union National Bank in 1990. Mr. Hughes is a past Chairman and a present member of the Board of Trustees of the Jacksonville Chamber of Commerce.

     W. Andrew Krusen, Jr., age 54, has served as a Class III director of the Company and as a director of the Bank since August 1998. Mr. Krusen served as Chairman of the Board of First National Bank of Tampa from 1991 until its acquisition by the Company in August 1998. Since 1988, Mr. Krusen has served as Chairman of the Board of Dominion Energy and Minerals Corporation, an oil and gas concern, and is Chairman of the Executive Committee of Dominion Financial Group International LDC, a merchant banking company which provides investment capital to various emerging business enterprises. He also serves as a Director of General Group Holdings, Inc., a family controlled business involved in real estate development, construction, leasing and manufacturing. Mr. Krusen is a director of publicly traded Memry Corporation and Raymond James Trust Company.

     David McIntosh, age 56, has served as a Class III Director of the Company since April 1998 and as a director of the Bank from its acquisition by the Company in August 1998 until January 2003. Mr. McIntosh has served as Chairman of MitBank USA, Inc., an environmental asset management company, since 1999. From 1984 until 1998, Mr. McIntosh served as the Chief Executive Officer of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., a statewide law firm. Mr. McIntosh served on the Board of Directors of U.S. Diagnostic, Inc., a publicly traded company from 1998 until its liquidation in December 2002. Mr. McIntosh has served as Chairman of the Governor’s Task Force on Telecommunications, Chairman of the two Florida Intangible Tax Task Forces, Chairman of Florida TaxWatch and Chairman of Center for a Competitive Florida. He is a member of the University of Florida’s College of Business Advisory Council and has served as Chair of the Advisory Board of the College of Business at Florida Atlantic University. Mr. McIntosh served for 18 years as a member of the Board of Directors of the University of Florida Foundation, and as President of the University of Florida Alumni Association. He is Chairman of the Audit Committee of the University of Florida Athletic Association and a member of its Executive Committee. He has served on the Orange Bowl Committee for 18 years as well as in a wide variety of other charitable, civic and political organizations.

Compensation of Directors

     Each director of the Company receives a $1,000 per month retainer for his or her service on the Board of Directors. In addition, each director receives $250 for each committee meeting attended, except for members of the audit committee, who will receive $500 for each audit committee meeting attended. In August 1998, certain of the non-employee directors of the Company were granted immediately exercisable stock options under the Company’s 1998 Stock Option Plan to purchase 2,000 shares. No stock options were granted to non-employee directors of the Company in fiscal 2002. The options granted to the directors in 1998 are exercisable at the initial public offering price of $10.00 and will expire ten years from the date of grant. In addition, members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings. Proposal Two of this Proxy Statement seeks to amend and restate the Incentive Compensation Plan to allow directors of the Company to participate in this plan.

Meetings of the Board of Directors and Committees of the Board

     The Board of Directors held 12 meetings during the year ended December 31, 2002. Each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which they served. The Company’s Board of Directors has six standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, and the Credit Policy Committee, each of which was established in May 1998, the Risk Management Committee, which was established in June 2000, and the Corporate Governance Committee, which was established in October 2002. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

     The Executive Committee presently consists of M.G. Sanchez, T. Stephen Johnson, Charles E. Hughes, Jr., J. Malcolm Jones, Jr., W. Andrew Krusen, Jr. and Wilford C. Lyon, Jr. The Executive Committee exercises the authority of the Board of Directors in accordance with the Bylaws of the Company between regular meetings of the Board of Directors. The Executive Committee held 1 meeting during 2002.

     The Audit Committee presently consists of Nancy E. LaFoy and Wilford C. Lyon. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management’s response to these comments. The Audit Committee held 14 meetings during 2002.

     The Compensation Committee presently consists of Wilford C. Lyon, Jr., Dr. Adam W. Herbert, Jr. and P. Bruce Culpepper. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee held 4 meetings during 2002.

     The Credit Policy Committee presently consists of W. Andrew Krusen, Jr., Charles E. Hughes, Jr., J. Malcolm Jones, Jr. and M. G. Sanchez. The Credit Policy Committee has been assigned the principal oversight of the credit and lending function of the company. The Credit Policy Committee held 5 meetings during 2002.

     The Risk Management Committee presently consists of P. Bruce Culpepper, J. Malcom Jones, Jr., and Nancy LaFoy. The Risk Management Committee held 1 meeting during 2002.

     The Corporate Governance Committee presently consists of W. Andrew Krusen, Jr., David McIntosh and Dr. Adam W. Herbert, Jr. The Corporate Governance Committee generally oversees the Board of Directors and its committees for the purpose of improving the effectiveness of the Board and enhancing the accountability, integrity and financial reports of the Company. The Corporate Governance Committee held 2 meetings during 2002.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

     Although it is not the Company’s obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report immediately to the Chief Financial Officer of the Company any transactions in the Common Stock that have occurred.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

Name	Age	Position Held

Charles E. Hughes, Jr.	59	President and Chief Executive Officer
T. Edwin Stinson, Jr.	50	Chief Financial Officer, Secretary and Treasurer
Richard B. Kensler	52	Chief Credit Officer

     Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See “Election of Directors” for information with respect to Charles E. Hughes, Jr. and T. Edwin Stinson, Jr.

     Richard B. Kensler, age 52, has served as the Chief Credit Officer of the Company since April 1998. Prior to his service with this Company, Mr. Kensler had served as a senior credit officer for Signet Banking Corporation since 1987. Mr. Kensler’s banking career began in the Florida market when he served as an Assistant Vice President and Special Assets Manager for Sun Banks of Florida, Inc. in Orlando from 1972 to 1980.

Certain Significant Employees

     Don D. Roberts, age 54, has served as President of the Jacksonville Market since April 1998. Prior to his service with the Company, Mr. Roberts served as President and Chief Executive Officer of Barnett Bank, N.A., Lake County, Florida since 1993. Prior to his service in Lake County, he served as President and Chief Executive Officer of Barnett Bank of Atlanta from 1990 through 1994. During his 13 year tenure with Barnett Banks, he served in several positions, including Executive Vice President in charge of the Corporate Banking Group.

     Cynthia P. Runnion, age 54, has served as Senior Vice President, Human Resources, of the Company since November 1998. Prior to her service with the Company, Ms. Runnion served as Vice President, Human Resources, with Bombardier Capital from 1997 to 1998. From 1989 to 1997, Ms. Runnion served as Vice President, Human Resources with Independent Insurance Co.

     Robert H. Higel, age 48, has served as the Senior Operations Officer of the Company since May 1999. Prior to his service with the Company, Mr. Higel most recently served as the Chief Financial Officer of SunTrust of Volusia County and was the Chief Financial Officer of BankAmerica/Barnett for several consumer lending units. Mr. Higel spent over nine years with BankAmerica/Barnett. Mr. Higel began his banking career in 1979 with Atlantic Bank working in branch operations. He later joined SunTrust as an Audit Manager over loan and operational audits on Florida’s west coast.

     Mark Walker, age 47, has served as President of the Alachua County Market since October 1998. Prior to his service with the Company, Mr. Walker served as President of Barnett Bank, N.A. Alachua County, Florida since 1989. Mr. Walker has served in various positions with Barnett Banks, Inc. for over 20 years.

     Douglas A. Tuttle, age 44, has served as President of the Tampa Market since March 15, 1999, and as Executive Vice President and Senior Lender of the Bank since August 1998. Prior to his services with the Company, Mr. Tuttle served as Senior Vice President of the commercial lending division of SouthTrust Bank of West Florida since 1999. Mr. Tuttle’s past banking experience includes management positions with Barnett Bank of Tampa, First Florida Banks and Florida National Bank.

     Thomas D. Ingram, age 41, has been a banker since 1984 and from 1995 to 2000 was president of SouthTrust Bank of Central Florida. Before being named president, he was director of lending for SouthTrust Bank of Volusia County, branch administrator for SouthTrust Bank of Volusia County and a commercial lender in West Volusia County. Mr. Ingram also was a senior lender with Florida National Bank. He is a graduate of Florida Southern College and is active in many community and charitable organizations in Ocala.

     David Ruppel, age 50, a long-time resident of Pinellas County, has been a banker in the Tampa Bay market for over 25 years. Most recently he held the position of Executive Vice President with SouthTrust’s Tampa Bay Bank. From 1995 to 2000, Mr. Ruppel was Division head of Private Banking for Southeast Bank which became First Union. Mr. Ruppel is active in several civic and community activities in Pinellas County. He has served as Chairman, President or as a Board Member of the Gulf Beaches Chamber of Commerce; Kiwanis; Drug Free Workplace, Inc.; The Goldshield Foundation; St. Patrick School; and All Children’s Hospital Foundation.

     David Seleski, age 38, has served as President of the Broward County market since May 7, 2002. Prior to joining the Company, Mr. Seleski worked in the banking industry in the southeast for the past 13 years. Most recently, he served as Senior Vice President of private banking operations for SouthTrust Bank in southeast Florida.

     Mark F. Johnson, age 48, has served as President of the Company’s wholesale mortgage operation, Florida Bank Mortgage, since July 1, 2002. Mr. Johnson has over 26 years of mortgage banking experience. Prior to joining the Company, Mr. Johnson was executive vice president of HomeSide Lending.

EXECUTIVE COMPENSATION

     The following table presents certain summary information for the last three fiscal years concerning compensation earned for services rendered in all capacities by the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 2002 (collectively, the “Named Executive Officers”).

Summary Compensation Table

						Long Term
		Annual Compensation				Compensation

						Restricted	Securities
Name and				Other Annual		Stock	Underlying	All Other
Principal Position	Year	Salary	Bonus	Compensation		Awards	Options/SARs	Compensation

Charles E. Hughes, Jr.	2002	$250,000	$75,000	$26,181	(1)	$18,100	0	$7,806	(2)
President and Chief Executive Officer	2001	250,000	10,002	35,462	(3)	39,998	0	7,056	(4)
and Director	2000	250,000	0	*		0	20,000	4,020	(5)
T. Edwin Stinson, Jr.	2002	136,063	45,000	15,969	(6)	9,050	0	4,496	(7)
Chief Financial Officer	2001	131,250	4,006	11,546	(8)	15,994	0	4,321	(9)
and Director	2000	126,800	0	*		0	8,000	6,445	(10)
Richard B. Kensler	2002	124,741	40,000	16,583	(11)	4,525	0	3,937	(12)
Chief Credit Officer	2001	121,890	3,001	15,189	(13)	11,999	0	2,973	(14)
	2000	119,500	0	*		0	8,000	2,171	(15)

*	Amount of perquisites and other benefits did not exceed the lesser of either $50,000 or 10% of combined bonus and salary.

(1)	Includes $6,218 for Mr. Hughes’ car allowance, $3,225 in membership dues paid on behalf of Mr. Hughes, $8,112 for Company paid insurance, $1,000 in taxation service expenses of Mr. Hughes paid by the Company and $7,626 in football season tickets paid on behalf of Mr. Hughes which are primarily used for business development purposes.

(2)	Includes $6,000 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $1,806 in life insurance premiums on behalf of Mr. Hughes.

(3)	Includes $8,071 for Mr. Hughes’ car allowance, $8,354 in membership dues paid on behalf of Mr. Hughes, $5,147 for Company paid insurance, $1,150 in taxation service expenses of Mr. Hughes paid by the Company and $12,740 in football season tickets paid on behalf of Mr. Hughes which are primarily used for business development purposes.

(4)	Includes $5,250 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $1,806 in life insurance premiums on behalf of Mr. Hughes.

(5)	Includes income recognized from payment of $720 for life insurance premiums on behalf of Mr. Hughes and $3,300 which represents the Company’s matching contributions under the 401(k) Plan.

(6)	Includes $2,954 for Mr. Stinson’s car allowance, $2,725 in membership dues paid on behalf of Mr. Stinson and $10,290 for Company paid insurance.

(7)	Includes $4,095 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $401 for life insurance premiums on behalf of Mr. Stinson.

(8)	Includes $2,035 for Mr. Stinson’s car allowance, $2,400 in membership dues paid on behalf of Mr. Stinson and $7,111 for Company paid insurance.

(9)	Includes $3,938 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $383 for life insurance premiums on behalf of Mr. Stinson.

(10)	Includes income recognized from payment of $241 for life insurance premiums on behalf of Mr. Stinson and $3,804 which represents the Company’s matching contributions under the Company 401(k) Plan.

(11)	Includes $5,509 for Mr. Kensler’s car allowance, $3,300 in membership dues paid on behalf of Mr. Kensler and $7,774 for Company paid insurance.

(12)	Includes $3,385 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $552 for life insurance premiums on behalf of Mr. Kensler.

(13)	Includes $6,604 for Mr. Kensler’s car allowance, $3,438 in membership dues paid on behalf of Mr. Kensler and $5,147 for Company paid insurance.

(14)	Includes $2,438 which represents the Company’s matching contribution under the Company’s 401(k) Plan and income recognized from payment of $535 for life insurance premiums on behalf of Mr. Kensler.

(15)	Includes income recognized from payment of $229 for life insurance premiums and $1,942 which represents the Company’s matching contributions under the Company’s 401(k) Plan.

Stock Option Grants During Fiscal 2002

     The following table provides certain information concerning individual grants of stock options under the Company’s 1998 Stock Option Plan made during the year ended December 31, 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year

		% of Total Options
		Granted to
		Employees	Exercise Price		Present
Name	Options Granted (#)	in Fiscal Year	($ Per Share)	Expiration Date	Value

Charles E. Hughes, Jr.	0	0%	—	—	$0
T. Edwin Stinson, Jr.	0	0%	—	—	$0
Richard B. Kensler	0	0%	—	—	$0

Option Exercises and Values in Fiscal 2002

     The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 2002 and the value of options outstanding for such individuals at December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year End Option Values

Value of
			Number of	Unexercised
			Securities	In-the-Money
			Underlying	Options at Fiscal
			Unexercised Options	Year End
	Shares		at Fiscal Year End	Exercisable/
	Acquired		Exercisable/	Unexercisable at
	on	Value	Unexercisable at	December 31,
Name	Exercise	Realized	December 31, 2002	2002(1)

Charles E. Hughes, Jr.	0	$0	70,000/30,000	$43,800/$0
T. Edwin Stinson, Jr.	0	$0	48,000/0	$17,520/$0
Richard B. Kensler	0	$0	28,000/0	$17,520/$0

(1)	The value of in-the-money options was calculated by determining the difference between the closing price of a share of the Common Stock of $8.75 as reported on The Nasdaq National Market on December 31, 2002 and the exercise price of the options.

Employment Agreements

     Charles E. Hughes, Jr. In January 1998, Charles E. Hughes, Jr. entered into an employment agreement (the “Employment Agreement”) with the Company which provides that Mr. Hughes will serve as the President and Chief Executive Officer of the Company and the Bank. Mr. Hughes also serves as a member of the Board of Directors of the Company and the Bank. The Employment Agreement has a three-year term and provides for an annual base salary of $250,000. In connection with the Employment Agreement, the Board has issued an option to Mr. Hughes to purchase 80,000 shares of Common Stock at the initial public offering price of the Common Stock sold in the Company’s initial public offering ($10.00 per share). This option is exercisable for a period of ten years. On February 23, 2001 the Board of Directors, based on a recommendation from the Compensation Committee, extended the term of the Employment Agreement for an additional three-year period.

     In the event of a “change in control” of the Company (as defined in the Employment Agreement), Mr. Hughes will be entitled to give written notice to the Company of termination of the Employment Agreement and to receive a cash payment equal to approximately 299% of the compensation received by Mr. Hughes in the one-year period immediately preceding the change in control. In addition, if Mr. Hughes elects to terminate the Employment Agreement pursuant to a change in control, Mr. Hughes will further be entitled, in lieu of shares of Common Stock issuable upon the exercise of options to which Mr. Hughes is entitled, an amount in cash or Common Stock equal to the excess of the fair market value of the Common Stock as of the date of closing of the transaction effecting the change of control over the per share exercise price of the options held by Mr. Hughes, times the number of shares of Common Stock subject to such options.

     The Employment Agreement may be terminated by the Board of Directors without notice and without further obligation other than for monies already paid, if Mr. Hughes is terminated for Cause (as that term is defined in the Employment Agreement). Upon thirty days’ written notice to Mr. Hughes, the Bank may terminate the Employment Agreement without Cause upon the condition that Mr. Hughes will be entitled to the same compensation as he would have been entitled to receive in the event of a change of control of the Company. Likewise, Mr. Hughes may upon thirty days’ written notice to the Company terminate the Employment Agreement without Cause. In the event of termination by Mr. Hughes, the Company will have no further obligation other than for monies paid and the Company shall be entitled to enforcement of the non-compete and non-solicitation provisions. In the event of Mr. Hughes’ death, the Company will pay to Mr. Hughes’ designated beneficiary an amount equal to Mr. Hughes’ base salary through the end of the month in which Mr. Hughes’ death occurred. The Employment Agreement also provides a non-compete provision which provides that in the event of termination of employment under the Employment Agreement by Mr. Hughes pursuant to the giving of notice by Mr. Hughes, Mr. Hughes has agreed that for a period of twelve months after such termination date, Mr. Hughes shall not, without the prior written consent of the Company, within Duval County, Florida either directly or indirectly, serve as an executive officer of any bank, bank holding company or other financial institution. The Employment Agreement further obligates Mr. Hughes to protect the confidentiality of the Company’s information following termination of his employment.

     T. Edwin Stinson, Jr. The Company has also entered into an employment agreement with T. Edwin Stinson, Jr. Mr. Stinson’s employment agreement provides that he will serve as Chief Financial Officer of the Company for a three-year term expiring on August 4, 2004. Mr. Stinson’s employment agreement provides for an annual base salary of $131,000. In the event of a “change in control,” the employment agreement provides that Mr. Stinson may elect to give written notice to the Company of termination of the employment agreement and to receive a cash payment equal to approximately 299% of the compensation received by him in the year preceding the change in control. Mr. Stinson’s agreement contains a non-compete provision which provides that in the event of termination by the executive, Mr. Stinson has agreed for a period of twelve months that he will not serve as an executive officer of any bank, bank holding company or financial institution in the surrounding counties.

     Richard B. Kensler. The Company has also entered into an employment agreement with Richard B. Kensler. Mr. Kensler’s employment agreement provides that he will serve as Chief Credit Officer of the Company for a three-year term expiring on January 30, 2006. Mr. Kensler’s employment agreement provides for an annual base salary of $129,000. In the event of a “change in control,” the employment agreement provides that Mr. Kensler may elect to give written notice to the Company of termination of the employment agreement and to receive a cash payment equal to approximately 299% of the compensation received by him in the year preceding the change in control. Mr. Kensler’s agreement contains a non-compete provision which provides that in the event of termination by the executive, Mr. Kensler has agreed for a period of twelve months that he will not serve as an executive officer of any bank, bank holding company or financial institution in the surrounding counties.

401(k) Profit Sharing Plan

     The Company maintains a 401(k) Profit Sharing Plan (the “401(k) Plan”) which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all employees of the Company who have completed three months of service and have attained age twenty-one are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a maximum of 15% of their salary on a pre-tax basis (up to $10,500 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from the 401(k) Plan are made in the form of a lump-sum cash payment.

Equity Compensation Plan Information

     As described below, the Company maintains the 1998 Stock Option Plan (the “Plan”), the Employee Stock Purchase Plan (the “ESPP”) and the Amended and Restated Incentive Compensation Plan (the “Incentive Plan”). Only restricted common stock is awarded under the Incentive Plan.

     The following table gives information about equity awards under the Plan, the Incentive Plan and the ESPP as of December 31, 2002:

			Number of Securities
	Number of Shares		remaining available
	to be issued upon the	Weighted Average	for
	Exercise of Outstanding	Exercise Price of	future issuance under
	Options, Warrants and	Outstanding Options,	Equity Compensation
Plan Category	Rights	Warrants and Rights	Plans

Equity Compensation Plans approved by the shareholders	14,842 (1)	$6.87 (2)	258,892 (3)
Equity Compensation Plans not approved by the shareholders	904,098 (4)	$8.68 (5)	87,442 (6)

TOTALS	918,940	$8.65	346,334

(1)	Represents an aggregate of 14,842 common shares issuable upon exercise of options under the ESPP.

(2)	Represents weighted-average exercise price of outstanding options under the ESPP.

(3)	Includes 17,921 common shares and 240,971 common shares remaining available for issuance under the ESPP and the Incentive Plan, respectively.

(4)	Represents the aggregate of common shares issuable upon exercise of options under the Plan.

(5)	Represents weighted-average exercise price of outstanding options under the Plan.

(6)	Represents common shares remaining available under the Plan.

Incentive Compensation Plan

     The Amended and Restated Incentive Compensation Plan is a performance-based compensation plan for certain officers and employees of the Company. Under the Incentive Plan, participants generally will be paid performance-based bonus compensation only if certain performance targets are met. Compensation under this Incentive Plan are paid in both Common Stock and cash. Proposal Two of this proxy statement seeks to amend and restate the Incentive Plan to allow directors of the Company to participate.

Stock Option Plan

     In March 1998, the Board of Directors adopted the 1998 Stock Option Plan to promote the Company’s growth and success. The Plan was approved by the shareholders on June 4, 1998. Options may be granted under the Plan to the Company’s directors, officers and employees as well as certain consultants and advisors. After being amended in 2002, the Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 1,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the term of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of three to five years. Proposal Three of this proxy statement seeks to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 to 1,100,000.

Employee Stock Purchase Plan

     On April 23, 1999, the shareholders of the Company adopted the Florida Banks, Inc. Employee Stock Purchase Plan. All of our employees who work at least 25 hours per week and have worked for us at least 90 days may voluntarily participate in the plan. Under the ESPP, during specified offering periods, these eligible employees may, through payroll deductions, buy whole and fractional shares of the Common Stock at a purchase price equal to 85% of the lower of (1) the fair market value of our common stock on the first day of the offering period and (2) the fair market value of the Common Stock on the last day of the offering period. Employees may sell the Common Stock purchased under the ESPP after they have owned the shares for at least six months. Proposal Four of this proxy statement seeks to (i) increase the number of shares of Common Stock reserved for issuance under the ESPP from 200,000 to 300,000 and (ii) limit the number of shares of the Common Stock that may be purchased under the ESPP by the Company’s and the Bank’s “highly compensated employees.”

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     The Bank may extend loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans will be made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and will not involve more than the normal risk of collectibility or present other unfavorable features. Such loans outstanding were approximately $2,364,000 at December 31, 2002.

     P.     Bruce Culpepper is a shareholder in the law firm of Akerman Senterfitt, which has provided legal services to the Company in the past and continues to perform legal services for the Company. The Company believes the fees paid by the Company to Akerman Senterfitt for legal services rendered are no greater than those that would be charged to the Company by an unrelated third-party law firm of comparable expertise.

     On September 9, 2002, the Bank purchased a parcel of land for the purpose of future construction of a corporate headquarters and the Jacksonville banking office. J. Malcom Jones, Jr. was among the eleven sellers of the property. The purchase price was $905,084, which did not exceed an independent appraisal of the property which was conducted prior to the purchase.

     On June 28, 2002, the Company participated in pooled trust preferred offering. In connection with this transaction, the Company, through its wholly-owned subsidiary trust, Florida Banks Capital Trust I, issued $4,000,000 in trust preferred securities. These securities are more fully discussed in the Company’s annual report on Form 10-K. In connection with this offering, T. Stephen Johnson & Associates, Inc. performed certain marketing services for the purchaser of the securities, Bear, Stearns & Co., and received a consulting fee from Bear, Stearns & Co. in the amount of $41,571.

REPORT OF COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors was established in 1998 and is responsible for: (i) establishment and review of the Company’s compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; (iii) initiation of all compensation actions for the Chief Executive Officer of the Company; and (iv) review and provide recommendation to the Board of Directors regarding any stock option or other incentive plan proposed for the Company.

     The Company’s compensation policies have been designed to align the financial interests of the Company’s management with those of its shareholders, and reflect the nature of the Company by taking into account the Company’s operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company’s executive officers consists of a base salary, an annual performance bonus and, in some cases, stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to the Company’s 401(k) Plan.

     The Compensation Committee’s philosophy is that the predominant portion of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company’s compensation program at conservative levels, will enable the Company to attract and return executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company’s ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     At least annually, the Compensation Committee will review salary recommendations for the Company’s executives and then approve such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive’s past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer’s overall compensation package, and the Compensation Committee’s assessment of his past performance and its expectation as to his future performance in leading the Company.

     The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers (other than the Chief Executive Officer). The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in the Company’s revenue, net income, net income per share and market penetration, as well as the executive’s contribution to the Company’s performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer. In addition, executive officers are eligible to receive grants of restricted Common Stock or cash under the Incentive Plan.

     Stock options may represent a substantial portion of compensation for the Company’s executive officers. Stock options are granted at or above the prevailing market price on the date of grant, and thus will only have value if the Company’s stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive’s position with the Company and an evaluation of the executive’s past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives’ compensation more closely aligns such executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is linked directly to stock price. No stock options were granted to the executive officers in fiscal 2002.

     The Compensation Committee will continually evaluate the Company’s compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company’s shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

     The Compensation Committee evaluated the compensation of the Chief Executive Officer on the same basis used to evaluate salaries and other compensation of the other executive officers. The Committee’s determination of an appropriate level of compensation for the Chief Executive Officer was based on a comparison of the Company’s actual performance with the projected performance and the responsibilities of the Chief Executive Officer within the Company. The Committee recommended that Mr. Hughes’ salary for 2003 will be increased to $257,500.

P. Bruce Culpepper
Wilford C. Lyon, Jr.
Dr. Adam W. Herbert, Jr.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is currently comprised of Wilford C. Lyon, Jr., P. Bruce Culpepper and Dr. Adam W. Herbert, Jr. None of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 2002. P. Bruce Culpepper is a shareholder in the law firm of Akerman Senterfitt, which has provided legal services to the Company in the past and continues to perform legal services for the Company. Other than the services provided to the Company by Mr. Culpepper’s law firm, there were no other material transactions between the Company and any of the members of the Compensation Committee during fiscal 2002.

AUDIT COMMITTEE REPORT

     In the section below, we have provided the Audit Committee Report regarding financial and accounting management policies and practices of the Company.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Nancy E. LaFoy and Wilford C. Lyon. Due to other commitments, David McIntosh resigned from the Audit Committee on March 28, 2003. The Audit Committee Charter requires the Audit Committee of the Board of Directors to have three members. The Board of Directors intends to name a third member to the Audit Committee as soon as possible.

     Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent auditor. Management is responsible for the Company’s internal controls and financial reporting process. The independent auditor are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of the Company’s internal audit department. The Audit Committee also reviews litigation and related legal issues involving the Company.

     Review with Management and Independent Auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor regarding the Company’s audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements in accordance with generally accepted auditing principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

     The Company’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor, Deloitte & Touche LLP, the firm’s independence.

     Summary. Based upon the Audit Committee’s discussions with management and the independent auditor and the Audit Committee’s review of the representations of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP in connection with their audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year was approximately $128,000 (including approximately $13,000 of out-of-pocket expenses).

     Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche LLP in fiscal 2002 relating to financial information systems design and implementation.

     All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche LLP in fiscal 2002 was approximately $74,000 and can be sub-categorized as follows:

Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche LLP for matters such as comfort letters and consents related to SEC and other registration statements, agreed-upon procedures, and consultation on accounting standards or transactions was approximately $34,000.

Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance rendered by Deloitte & Touche LLP in fiscal 2002 was approximately $40,000.

This report is submitted by the Audit Committee.

Nancy E. LaFoy, Chairman
Wilford C. Lyon

STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Financial Index for the period commencing on July 30, 1998 (the date of the Company’s initial public offering of Common Stock) and ending December 31, 2002 (the “Measuring Period”). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on July 30, 1998. The change in cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (B) the change in share price between the beginning and end of the Measuring Period, by (ii) the share price at the beginning of the Measuring Period. The Company paid no cash dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FLORIDA BANKS, INC., NASDAQ MARKET
INDEX AND NASDAQ FINANCIAL INDEX

Total Return To Shareholders
(Includes reinvestment of dividends)

	ANNUAL RETURN PERCENTAGE
	Years Ending

Company / Index	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

FLORIDA BANKS INC	-22.50	-22.18	-11.92	14.82	43.44
NASDAQ U.S. INDEX	15.67	85.46	-39.80	-20.67	-30.88
NASDAQ FINANCIAL INDEX	-4.04	-0.67	8.01	9.88	2.76

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	30 Jul 98	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02

FLORIDA BANKS INC	100	77.50	60.31	53.13	61.00	87.50
NASDAQ U.S. INDEX	100	115.67	214.53	129.15	102.46	70.83
NASDAQ FINANCIAL INDEX	100	95.96	95.32	102.96	113.13	116.25

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation, the Audit Committee Report and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

PROPOSAL ONE

ELECTION OF DIRECTORS

     At the Annual Meeting of Shareholders, four directors will be elected to serve on the Company’s Board of Directors. The following four existing Class II directors of the Company have been nominated for re-election: Clay M. Biddinger, Wilford C. Lyon, Jr., M.G. Sanchez and T. Edwin Stinson, Jr. Brief biographies of each of the nominees for director are set forth under the heading “Directors” above. It is intended that proxies will be voted for these nominees. The four directors, if re-elected, will serve until the 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF CLAY M. BIDDINGER, WILFORD C. LYON, JR., M.G. SANCHEZ AND T. EDWIN STINSON, JR.

PROPOSAL TWO

SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

     The Board of Directors of the Company is seeking the approval of the Shareholders of the Company’s Second Amended and Restated Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan is a performance-based compensation plan for certain officers and employees of the Company. Subject to shareholder approval, the Second Amended and Restated Incentive Compensation Plan replaces the Amended and Restated Incentive Compensation Plan that was approved by the shareholders on May 18, 2001. The Company is seeking to amend and restate the plan to allow the performance-based bonus compensation to be paid to the non-employee directors of the Company.

     Under the Incentive Plan, participants generally will be paid performance-based bonus compensation in the form of Common Stock or cash only if certain performance targets are met. The purpose of the Incentive Plan is (i) to enhance the Company’s ability to retain its senior officers and executives, (ii) to link the compensation opportunity of the Company’s executives and officers with special performance measures and (iii) to qualify the Incentive Plan as performance-based compensation program within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). As a consequence of the qualification of the amounts paid under the Incentive Plan as performance-based compensation under Section 162(m) of the Code, the provisions of the Code which would otherwise limit deductibility by the Company of certain executive compensation in excess of $1,000,000 should not be applicable to any amounts paid under the Incentive Plan as described below under “Federal Tax Issues.”

     Amendment. The Company is seeking to amend and restate the Incentive Plan to allow common stock awards to non-employee directors of the Company. The awards would be based upon the earnings per share, stockholder return and return on equity of the Company. Each non-employee director would receive the same incentive award for any fiscal year.

     The Board of Directors of the Company approved the Incentive Plan on January 30, 2003. The Incentive Plan will become effective upon the approval of the Company’s shareholders.

Summary of Second Amended and Restated Incentive Compensation Plan

     The following summary describes the principal features of the Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

     Eligible Participants. For each fiscal year or years of the Company (each, a “Performance Period”), with respect to which a Performance Level (as defined below) will be set by the Compensation Committee, the Incentive Plan will cover (i) key employees (including any officers) of the Company who are (or in the opinion of the Compensation Committee may become during the applicable Performance Period) “executive officers” (as defined in Rule 3b-7 under the Exchange Act), (ii) the Company’s non-employee directors and (iii) other designated employees, all of whom are selected by CEO and approved by the Compensation Committee to participate (each, a “Participant”) in the Incentive Plan. For each Performance Period, the Compensation Committee shall determine those executives and employees who will participate in the Incentive Plan at the time the Performance Levels are set.

     Establishment and Amount of Bonuses. Each Participant may receive a cash or Common Stock payment opportunity (“Bonus”) if and only if the Performance Level approved by the Compensation Committee is attained. The specific Performance Level for a Performance Period must be established by the Compensation Committee (i) in advance of the deadlines applicable under Section 162(m) of the Code and (ii) while the performance relating to the Performance Level remains substantially uncertain within the meaning of Section 162(m) of the Code. The Chief Executive Officer will provide, subject to approval by the Compensation Committee, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of Bonus payable to such Participant. As used in the Incentive Plan, the term “Performance Level” means the specific objective goal or goals that are set in writing by the CEO and approved by the Compensation Committee for a Participant for the Performance Period.

     While the degree of the achievement of a Performance Level will determine the maximum Bonus potentially payable to each Participant, the Compensation Committee will have the discretion to determine whether all or any portion of a Participant’s Bonus will be paid and the specific amount and type (cash or stock), if any, of a Bonus to be paid to each Participant. In addition, the Compensation Committee may at any time establish additional terms and conditions with respect to the payment of Bonuses (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Incentive Plan. The Compensation Committee will have limited discretion to increase the maximum amount of Bonus to be paid to any Participant or award a Bonus in instances where the applicable Performance Level has not been met.

     In the event of termination of a Participant as a result of Retirement, disability or a Change of Control (each as defined in the Incentive Plan) of the Company prior to the end of a Performance Period, the Performance Level for such Performance Period shall be deemed to have been earned and the applicable Bonus shall be paid on a prorated basis.

     The Incentive Plan currently provides for the issuance of up to 300,000 shares of Common Stock under the Incentive Plan. As of April 7, 2003, 84,868 shares of Common Stock had been issued under the Incentive Plan.

     Administration of Annual Incentive Plan. The Incentive Plan will be administered by the Compensation Committee, which will consist of at least two members of the Board of Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee will have the authority to construe and interpret the Incentive Plan, to establish and administer Performance Levels and the responsibility of determining participation in the Incentive Plan and the amount of the Bonuses payable under the Incentive Plan. Any decision made or action taken by the Compensation Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Incentive Plan will be in the absolute discretion of the Compensation Committee and will be conclusive and binding upon all persons. The Compensation Committee will also have the authority to accelerate a Bonus (after the attainment of the applicable Performance Levels) and to waive restrictive conditions for a Bonus (including any forfeiture conditions, but not Performance Levels) in such circumstances, as it deems appropriate.

     Amendment, Suspension or Termination of Incentive Compensation Plan. Subject to shareholder approval, the Board of Directors or the Compensation Committee generally may, from time to time, amend, suspend or terminate, in whole or in part, the Incentive Plan; provided that no amendment, suspension or termination of the Incentive Plan will in any manner affect any Bonus previously granted pursuant to the Incentive Plan without the consent of the Participant to whom the Bonus was granted. Notwithstanding the foregoing, no amendment to the Incentive Plan may be effective without the approval of the Board of Directors or the Shareholders if such approval is necessary to comply with the applicable provisions of Section 162(m) of the Code.

     Federal Tax Issues. Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 to certain employees of publicly-held companies (the “Million Dollar Cap”). One exception to the Million Dollar Cap is available for “performance-based compensation” (as such term is defined under Section 162(m) of the Code). In order for the payment of a Bonus to a Participant to be within this exception to the Million Dollar Cap, a number of requirements must be satisfied, including the establishment of performance goals by a committee of two or more “outside” members of the Board of Directors, disclosure to the Shareholders of the material terms of the performance-based compensation arrangement under which the Bonus is to be paid, and approval by the Company’s shareholders of the arrangement. Additional rules apply to the ongoing administration of such an arrangement in order for compensation payments to qualify as performance-based.

     The Incentive Plan is intended to pay compensation only upon the attainment of the Performance Levels established by the Compensation Committee. If the Incentive Plan is put into effect in accordance with its terms and with the approval of the Company’s shareholders, and the Incentive Plan is and continues to be administered in accordance with the provisions set forth in the Incentive Plan, the payments of the Bonuses under the Incentive Plan should be “performance-based compensation” that are exempt from the Million Dollar Cap.

     In the event the shareholders do not approve the Second Amended and Restated Incentive Compensation Plan, it will not become effective and the existing Amended and Restated Incentive Compensation Plan will remain in effect.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN.

PROPOSAL THREE

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

     In March 1998, the Board of Directors adopted the Plan to promote the Company’s growth and financial success. The Plan contemplates the grant of nonqualified stock options and incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan currently provides for option grants to purchase up to an aggregate of 1,000,000 shares of Common Stock, subject to adjustment under certain circumstances (the “Option Shares”). The Plan will expire upon the earlier to occur of: (i) the date on which all Option Shares have been issued upon exercise of options under the Plan; or (ii) March 31, 2008.

     Amendment. The Plan authorizes the Company’s Board of Directors or the Compensation Committee to grant incentive stock options to purchase the Common Stock to the directors, officers, key employees, consultants and other advisors of the Company and its subsidiaries. In January 30, 2003, the Board of Directors amended and restated the Plan to increase the number of shares reserved and available for issuance under the Plan to 1,100,000. The Board of Directors approved the amendment and restatement because they determined that the Plan lacked a sufficient number of shares for future grants. Subject to shareholder approval, the Amended and Restated 1998 Stock Option Plan replaces the original 1998 Stock Option Plan, which the Company implemented prior to its initial public offering.

Summary of Amended and Restated 1998 Stock Option Plan

     The following summary describes the principal features of the Plan. This summary is qualified in its entirety by reference to the specific provisions of the Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

     Administration of the Plan. The Plan will be administered by the Board of Directors or by the Compensation Committee. The exercise price of options granted under the Plan will be determined by the Board of Directors or the Compensation Committee, but will in no event be less than 100% of the closing price (as defined in the Plan) of one share of Common Stock on the option grant date; provided, however, that nonqualified stock options may be granted at an exercise price of no less than 75% of the closing price of the Common Stock on the date of grant. Vested options under the Plan may be exercised in whole or in part, but in no event later than ten years from the grant date. If an optionee during his or her lifetime ceases to be an officer, director, employee, consultant or advisor of the Company or any subsidiary of the Company for any reason other than his or her death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment will expire ninety days following the date the optionee ceases to be an officer, director or employee of the Company or of a subsidiary of the Company, but in no event after the term provided in the optionee’s option agreement. If an optionee dies or becomes totally disabled while he or she is an officer, director or employee of the Company or of a subsidiary of the Company, the option may be exercised by a legatee or legatees of the optionee under his or her last will or by his or her personal representative or representatives at any time within one year following his or her death or total disability, but in no event after the term provided in his or her option agreement. Options granted under the Plan will only be assignable or transferable by the optionee by will or the laws of descent and distribution. During the optionee’s lifetime, options are only exercisable by him or her.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate, modify or amend the Plan in any respect, except, that without shareholder approval, the Board of Directors may not (i) increase the number of shares of common stock issuable under the Plan, (ii) extend the period during which options may be granted or exercised, (iii) change the class of Plan participants, or (iv) otherwise materially modify the requirements as to eligibility for participation in the Plan. In no event will the termination, modification or amendment of the Plan, without the written consent of an optionee, affect his or her rights under an option or right previously granted to him or her.

     Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants under the Plan.

     Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to the Company upon the grant of an non-qualified stock option (“NQSO”) under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

     Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee’s other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee’s other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection with the sale.

     If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”) and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee’s other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee’s other tax basis in the shares). In the case of a disqualifying income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee’s other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

     Option Grant Information. As of April 7, 2003, options to purchase 995,660 shares of Common Stock had been granted. The stock options granted under the Plan are held by 144 employees, 4 former employees, 10 non-employee directors, 38 local nonfiduciary (advisory) board members and 7 consultants. Grants of stock options to purchase 259,000 shares of Common Stock have been granted, in the aggregate, to persons who were non-employee directors at the time they received the grants. The stock options that have been granted are either immediately exercisable or are subject to periodic vesting over a period of up to ten years. As of April 7, 2003, the weighted average exercise price of all the stock options outstanding is $8.60 per share. No other grants have been made under the Plan.

     If all of the options reserved for issuance under the Plan were issued and exercised, the Common Stock issued upon exercise would in the aggregate equal 12.8% of the issued and outstanding Common Stock of the Company. At the date of the Company’s initial public offering on July 30, 1998, if all of the options then reserved for issuance under the Plan had been issued and exercised, the Common Stock issued upon exercise would in the aggregate have equaled 13.3% of the issued and outstanding Common Stock.

     In the event the shareholders do not approve the Amended and Restated 1998 Stock Option Plan, it will not become effective and the existing 1998 Stock Option Plan will remain in effect.

     THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE SHAREHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK OPTION PLAN.

PROPOSAL FOUR

AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

     On April 23, 1999, the shareholders of the Company adopted the Florida Banks, Inc. Employee Stock Purchase Plan (“ESPP”). The ESPP provides a means for the Company’s eligible employees and those of our subsidiaries to purchase shares of our common stock at a discount of up to 15% through payroll deductions. The ESPP was adopted to promote the Company’s interests and those of the shareholders by assisting the Company and the Bank in attracting, retaining and stimulating the performance of employees and by aligning our employees’ interests with the interests of its shareholders.

     Amendment. The Company is asking its shareholders to authorize the issuance of up to an additional 100,000 shares of Common Stock under the ESPP. This increase will bring the total number of shares of Common Stock reserved for issuance under the ESPP to 300,000 shares. We will issue these authorized shares from our treasury or from authorized but unissued shares. In addition, the Company is seeking the approval of an amendment to the ESPP that would prohibit a “highly compensated employee” from purchasing additional Common Stock under the ESPP so long as such person’s previous purchases pursuant to the ESPP remain equal to or greater than six percent of the total shares of Common Stock reserved for issuance pursuant to the ESPP. The term “highly compensated employee” (as defined in the Code) means (i) an employee who is a 5% beneficial owner of the Common Stock during the current or preceding year or (ii) an employee who received compensation from the Company during the preceding year in excess of $90,000 (subject to cost of living adjustments). The Company’s board of directors has recommended this amendment to ensure a broad base of employee participation in the ESPP. The text of these amendments are attached as Exhibit C to this Proxy Statement.

Summary of Employee Stock Purchase Plan

     The following summary of the material features of the ESPP, as amended, is qualified in its entirety by reference to the full text of the ESPP, which has been filed with the SEC and will be made available upon request, as well as the amendments set forth in Exhibit C to this Proxy Statement.

     Administration. The Company’s board of directors or the Compensation Committee of the board will administer the ESPP. The board or the committee administering the ESPP will have full power and authority to interpret the plan and to make any rules and regulations that it believes necessary to administer the ESPP.

     Participation. The ESPP is an employee benefit program that enables eligible employees to purchase shares of Common Stock at a discount through payroll deductions without incurring broker commissions. To be eligible to participate, an employee must be a full-time employee of the Company or its Subsidiaries and be employed for at least ninety (90) days and a customary working schedule of at least twenty-five (25) hours per week and five (5) months per calendar year at the beginning of the offering period. An employee is not eligible to continue participating in the ESPP if his or her employment is voluntarily or involuntarily terminated, or if he owns, or will own as a result of participation in the ESPP, shares possessing 5% or more of the total combined voting power or value of Common Stock or the voting stock of the Company. As of April 7, 2003, approximately 143 of the Company’s employees are eligible to participate in the plan. The Company’s non-employee directors are not eligible to participate in the ESPP.

     Stock Purchases. The ESPP will be implemented through a series of offering periods. The board of directors or the Compensation Committee administering the ESPP will establish the timing and duration of each offering period. In no event will an offering period exceed 27 months from the date the option is granted. During these offering periods, participating employees accumulate funds in an account used to buy our common stock through payroll deductions at a rate selected by the employee, subject to such maximums and minimums as the board or the committee administering the ESPP may prescribe. The ESPP may not grant an employee an option to purchase common stock that permits the employee to purchase shares of common stock in any calendar year with an aggregate fair market value, determined at the time the plan grants the option, in excess of 20% of the employee’s salary or wages during the offering period.

     The board of directors or the Compensation Committee will establish the purchase price per share of Common Stock under the ESPP. The purchase price per share may not be less than 85% of the per share fair market value of the Common Stock on the offer date or the exercise date, whichever is less.

     As of April 7, 2003, the Company had issued 182,079 shares under the ESPP.

     Amendment and Termination. The board of directors or the Compensation Committee has the power to amend, suspend or terminate the ESPP. However, the board or the committee may not amend the ESPP without approval of our stockholders to: (a) increase the maximum number of shares of Common Stock we may issue under the ESPP, or (b) amend the requirements as to the class of employees eligible to purchase Common Stock under the ESPP.

     Effective Date; Term Of The Plan. The ESPP became effective on April 23, 1999. The ESPP will continue in effect for 10 years unless sooner terminated by the board of directors or the committee administering the ESPP.

     Federal Income Tax Consequences. The Company intends for the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Section 423 allows an employer to grant options to its employees to purchase company common stock at a stipulated price without having the employees realize taxable income at the time the employer grants the option or when an employee exercises the option. The basis of the stock received on exercise of an option under the ESPP is the exercise price an employee pays for the stock. The Internal Revenue Code imposes a holding period for favorable tax treatment upon disposition of common stock acquired under the ESPP equal to the later of two years after the grant date or one year after the purchase date. When an employee sells the common stock after this holding period, he will realize ordinary income up to the amount of any discount, up to a maximum of 15%, from the fair market value of our common stock as of the grant date. Any further gain is taxed at long term capital gain rates. If an employee sells stock before the holding period expires, the employee will realize ordinary income to the extent of the difference between the price actually paid for the stock and the fair market value of the stock at the purchase date, regardless of the price at which the employee sells the stock, and any further gain would be capital gain, short term or long term, depending on the holding period. If the sale price is less than the fair market value of the stock on the purchase date, the employee will realize a capital loss equal to this difference.

     A company may not take a deduction for the difference between the fair market value of our common stock on the date of purchase by the employee and the purchase price paid for our common stock by the employee unless the employee disposes of the stock before the statutory holding periods expire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN TO (i) INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN FROM 200,000 TO 300,000 SHARES AND (ii) LIMIT THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE PURCHASED UNDER THE ESPP BY THE COMPANY’S AND THE BANK’S “HIGHLY COMPENSATED EMPLOYEES.”

PROPOSAL FIVE

ADJOURNMENT OF ANNUAL MEETING

     The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals One, Two Three or Four at the Annual Meeting. In order to permit proxies that have been timely received by the Board of Directors to be voted for an adjournment, we are submitting this item as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 7, 2003 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer (see “Executive Compensation” on page 9); and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

	Shares
	Beneficially		Percentage of
Name of Beneficial Owner	Owned(1)		Total (2)

Directors and Executive Officers
Clay M. Biddinger	165,675	(3)	2.41%
P. Bruce Culpepper	14,500	(4)	*
Dr. Adam F. Herbert, Jr.	500		*
Charles E. Hughes, Jr.	234,704	(5)	3.43%
T. Stephen Johnson	182,250	(6)	2.66%
J. Malcolm Jones, Jr.	83,500	(7)	1.22%
Richard B. Kensler	33,055	(8)	*
W. Andrew Krusen, Jr.	149,329	(9)	2.18%
Nancy E. LaFoy	27,000	(10)	*
Wilford C. Lyon, Jr.	77,500	(11)	1.13%
David McIntosh	7,225	(12)	*
M.G. Sanchez	170,000	(13)	2.49%
T. Edwin Stinson, Jr.	167,766	(14)	2.45%
All directors and executive officers
as a group (13 Persons)	1,313,004	(15)	19.17%

Five Percent Shareholders
Carl Smith	434,600	(16)	6.40%
Carlson Capital L.P.	504,800	(17)	7.36%

*	Less than 1% of outstanding shares.

(1)	“Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date of this Proxy Statement. Beneficial ownership as reported in the above table has been determined in accordance with Rule l3d-3 of the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of the Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The percentages are based upon 6,851,035 shares of Common Stock issued and outstanding as of April 7, 2003.

(3)	Includes 7,000 shares subject to immediately exercisable options. Includes 73,500 shares of common stock held by CMB Capital, LLC, of which Mr. Biddinger is the managing member.

(4)	Includes 7,000 shares subject to immediately exercisable options.

(5)	Includes 100,000 shares subject to immediately exercisable options. Although options to purchase 30,000 of such 100,000 shares will become vested and exercisable in equal amounts over the next three years, these shares are considered immediately exercisable because upon the termination of Mr. Hughes’ employment with the Company for any reason (by either Mr. Hughes or the Company) all such options will become immediately exercisable.

(6)	Includes 75,000 shares subject to immediately exercisable options and 13,500 shares subject to immediately exercisable options granted to Mr. Johnson’s wife. Includes 13,500 shares which are owned by Mr. Johnson’s wife, 10,000 shares which are held by Mr. Johnson’s wife as a custodian for their children, and 250 shares which are held by Mr. Johnson as a custodian for his nephew.

(7)	Includes 7,000 shares subject to immediately exercisable options.

(8)	Includes 28,000 shares subject to immediately exercisable options.

(9)	Includes 47,000 shares subject to immediately exercisable options. Includes 20,000 shares which are held jointly with Mr. Krusen’s wife; 54,000 shares which are held by a limited partnership of which Mr. Krusen, his spouse, his three children, and a corporation owned by Mr. Krusen and his spouse are the only limited partners and of which the general partner is a corporation owned by Mr. Krusen and his spouse, 5,000 shares which are held by a partnership, of which the general partner is a corporation owned by Mr. Krusen and his wife, 20,000 shares which are held in trust for the benefit of Mr. Krusen’s wife; and 3,329 shares which are held for Mr. Krusen’s children in a trust, of which Mr. Krusen is the trustee.

(10)	Includes 17,000 shares subject to immediately exercisable options.

(11)	Includes 7,000 shares subject to immediately exercisable options, 5,000 shares held by Mr. Lyon’s spouse and 20,000 shares held by Mr. Lyon’s children.

(12)	Includes 7,000 shares of Common Stock subject to immediate options.

(13)	Includes 75,000 shares subject to immediately exercisable options.

(14)	Includes 40,000 shares subject to immediately exercisable options and 101,291 shares held jointly with Mr. Stinson’s spouse and 2,000 shares which are held in trust for the benefit of Mr. Stinson’s children.

(15)	Includes 422,000 shares subject to immediately exercisable options.

(16)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on March 31, 2003, includes 25,000 shares of Common Stock controlled by Mr. Smith’s wife and 1,000 shares of Common Stock held by Mr. Smith’s wife. Mr. Smith’s address is P.O. Box 505, Greer, South Carolina 29652.

(17)	Based on Amendment No. 2 to Schedule 13D filed with the SEC on May 16, 2002, includes 21,200 shares of Common Stock owned individually by Clint D. Carlson. The address for Carlson Capital L.P. is 2100 McKinney Avenue, Suite 1600, Dallas, Texas 75201.

     There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

COMPANY’S INDEPENDENT AUDITOR

     The Audit Committee, has not yet recommended to the Board of Directors an auditor to serve as the Company’s independent auditor for 2003. Representatives of Deloitte & Touche LLP, the Company’s independent auditor for 2002, will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

ANNUAL REPORT ON FORM 10-K

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company’s Investor Relations Department, 5210 Belfort Road, Suite 310, Jacksonville, Florida 32256. Copies of exhibits and basic documents filed with that report or referenced therein will be finished to shareholders of record upon request.

SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement for the 2003 Annual Meeting of Shareholders is December 13, 2003. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by February 28, 2004, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

CHARLES E. HUGHES, JR. President and Chief Executive Officer

Jacksonville, Florida April 24, 2003

Annex A

SECOND AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

I. BASIC PLAN

     Florida Banks, Inc. (the “Company”) and Florida Bank, N.A. (the “Bank”) recognized the need to implement a performance based incentive program (the “Plan”) with awards based on overall the Bank and individual performance goals. The purpose of the Plan is to maximize accomplishment of the Bank’s objectives by providing additional monetary incentives to select key officers responsible for directing activities that have a significant and direct bearing on the success of the Bank. In this way, the Plan is intended to share the risk and success of the Bank with its key officers.

     In reviewing the Plan for 2003, senior management determined that including Common Stock awards to directors as a method of incentive payout under the Plan would provide a long-term incentive that was consistent with the interest of the shareholders. In January 2003, the Board of Directors approved the amendment of the Plan to include common stock awards for the Company’s directors and recommended that the Plan be presented to the shareholders for approval at the 2003 Annual Meeting.

II. GENERAL DESCRIPTION

Awards are based on performance achievement as measured by critical Bank growth plans, income goals, and operating ratios. For each year, pre-selected ratios and measures will include factors pertinent to organizational goals and objectives. As the Plan continues to develop, additional measures may include:

•	Growth in loans and deposits

•	Asset Quality

•	Net Overhead Costs

•	Net Interest Margins

•	Decreasing Interest Expense

•	Increasing Non-Interest Income

•	Decreasing Non-Interest Expense

•	Improving Earning Asset To Total Asset Ratio

•	Reduction In Non-Performing Loans

Incentive awards are measured and paid on an annual basis. Payments may be made in cash or common stock of the Company. No amendment to the Plan shall be effective without the approval of the Board of Directors or the Compensation Committee of the Board, and the Shareholders, but only if such approval of shareholders is required by law.

III. PLAN DESIGN SPECIFICATIONS

A. Participants

All full-time senior Bank officers and the Company directors are eligible to participate in the Plan. In addition, the chief executive officer of the Bank (“CEO”) may also designate other officers and employees to participate in the Plan.

B. Performance Levels and Expectations – Officers

For all eligible officers, individualized Performance Levels or Expectations are developed based on a specific goal or set of goals assigned to the officer and will be in writing. These Performance Levels are expressed as a percentage of the individual goal. For example, the Targeted Performance for the year would be the budgeted production and the Threshold or minimum level of performance might be 95% of the established annual production goal. In this example, a loan officer must produce 95% of the annual goal to participate in an incentive payout. These various Performance Expectations are further defined as follows:

1.   Threshold performance: That minimum expected level of performance, which is required for each goal in order to participate in the incentive payout.

2.   Targeted Performance: That level of performance chosen by management as the targeted (budgeted) level of performance based upon historical data, and management’s “best judgment” as to expected performance.

3.   Maximum Expected Performance: That level of performance which based upon historical performance and management judgment would be exceptional or significantly beyond the expected.

Performance goals are determined by using the Bank’s budgeted growth, peer data and management’s judgment of what reasonable levels could be achieved based on previous experience.

C. Performance and Payout Levels – Officers

For each Performance Level there is a corresponding Incentive Payout level, which is expressed as a percentage of the officer’s base salary for the period measured. A matrix is developed for each officer/position that defines the production goals and the corresponding level of incentive payout.

D. Performance – Directors

The performance goals that may be used by the Compensation Committee for such awards to directors shall consist of:

Earnings Per Share Stockholder Return Return on Equity

E. Payout – Directors

Only non-employee Company directors are able to receive incentive awards. All awards to directors shall be paid in common stock. Each Company director shall receive the same incentive award in a fiscal year.

F. Additional Plan Design Specifications

Further, performance criteria for both officers and directors may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year. The Compensation Committee will determine the level of incentive payout for Bank officers and Company directors.

IV. PROGRAM ADMINISTRATION

Overall administration of the incentive program is the responsibility of the Senior Vice President and Human Resources Officer. Specific responsibilities of the Compensation Committee of the Company Board of Directors and Plan Administrator are outlined below.

A. Responsibilities of the Board of Directors Compensation Committee

Subject to shareholder approval, the Board of Directors, or the Compensation Committee of the Board, has the responsibility to approve, amend, or terminate the Plan as necessary. The actions of the Board shall be final and binding on all parties. The termination, amendment, or modification of the Plan shall in no way affect a participant’s rights to unpaid incentive compensation awards, provided however, that these rights shall be limited to those earned, due and payable prior to termination.

The Board of Directors, or the Compensation Committee of the Board, has the responsibility to assure the Plan is in compliance with the provisions of law, including Section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation paid to certain highly compensated employees of publicly-held companies.

The Compensation Committee will establish the Performance Levels in writing for all “covered employees” as defined in Section 162(m) of the Internal Revenue Code. While the degree of the achievement of a Performance Level will determine the maximum Bonus potentially payable to each Participant, the Compensation Committee will have the discretion to determine whether all or any portion of a Participant’s Bonus will be paid and the specific amount and type (cash or Common Stock), if any, of an incentive to be paid to each Participant. In addition, the Compensation Committee may at any time establish additional terms and conditions with respect to the payment of incentives (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective), as it may deem desirable in carrying out the purposes of the Plan. The Compensation

Committee will not have the discretion to increase the maximum amount of incentive to be paid to any Participant or award an incentive payment if the applicable Performance Level has not been met.

The Compensation Committee of the Board of Directors will also have the responsibility for the overall management of the program directly including the following specific responsibilities:

1.   Identifying officers and/or positions for participation in the Plan.

2.   Recommending overall Bank-wide performance goals and the estimated budget for incentive payments.

3.   Presenting all other appropriate recommendations to the Board of Directors or Compensation Committee for their approval (such recommendations may include changes in the Plan provisions, which occur during the life of the Plan).

4.   Deciding if an extraordinary occurrence totally outside of management’s influence, be it a windfall or a shortfall, has occurred during the current Plan year, and whether the figures should be adjusted to delete the effects of such events.

5.   Resolving policy related issues which the Board considers appropriate.

B. Responsibilities of the Plan Administrator

The Plan Administrator will be the Senior Human Resources Officer, who will be responsible for reviewing the calculation of performance during the course of the year. The Plan Administrator or his/her designee will carry out all necessary reporting to outside auditors for inclusion in annual reporting.

V. PARTIAL PAYMENTS: TERMINATION OF EMPLOYMENT/NEW HIRES

In the event of termination of employment prior to year end, other than by death, disability or retirement, any unpaid incentive compensation awards will be forfeited. If the termination is a result of retirement or disability, the employee shall be considered to have earned any unpaid incentive on a prorated basis. If prior to year end a director is removed or resigns from the Board, or fails to be re-elected to the Board, any unpaid incentive awards will be forfeited.

VI. RELATIONSHIP TO PERFORMANCE MANAGEMENT SYSTEM

The Plan is designed to identify specific goals and reward the officer with incentives based on the achievement of these goals. Management also recognizes the need to measure an officer’s overall performance. For this reason, management has designed the Performance Management System to accomplish short and long-term objectives of the Bank. An officer’s overall performance rating is considered when reviewing merit salary increases and overall performance. At a minimum, a participant in the Plan must receive an overall performance rating of “good” before any incentive under the Plan will be granted.

VII. COMMON STOCK INCENTIVE PAYMENTS

At the discretion of the Bank, incentive payments may be made in shares of the Company’s common stock. Upon attainment of the required goals, the officer would be awarded shares in the Company based on a pre-established vesting schedule, currently a three-year period beginning one year after grant date. The number of shares issued would be based on the amount of the incentive divided by the market value of the shares on the date of the award.

The vesting of the awards results in the recognition of taxable income, and the recipient would need to use cash to satisfy his or her tax liability. The employees cannot defer taxation with respect to the awards. Rather, they are taxed at ordinary income rates on the value of the shares on the date the award vests. However, the award recipient may be able to accelerate taxation of th award, and shift taxation of future appreciation to capital gain rates, by making an election under Code Section 83 (b). Participants in the Plan are encouraged to consult with their own tax professional regarding the tax consequences of their participation in the Plan.

Shares issued under the Plan would be issued from authorized and un-issued shares.

The Company has reserved 300,000 shares of common stock for issuance pursuant to the Plan. 84,868 shares have previously been issued pursuant to the Plan.

VIII. CERTAIN DEFINITIONS

As used in the Plan, the following terms will have the meanings given below:

“Disability” shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Retirement” shall mean the voluntary termination of an officer or employee’s employment with the Bank upon reaching the required age to receive retirement benefit payments under Social Security.

IX. LEGAL PROVISIONS

DIVIDENDS AND DIVIDEND EQUIVALENTS – An award may contain the right to receive dividends of dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock may be subject to such conditions, restrictions and contingencies as the Compensation Committee shall establish, including the reinvestment of such credited amounts in share equivalents.

RECAPITALIZATION – If any outstanding compensation award is payable in shares of the Company’s common stock and the outstanding shares of common stock in the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, common stock split, reverse common stock split, combination of shares, exchange of shares, or common stock dividend, an appropriate and proportionate adjustment shall be made in the number and kind of shares of common stock outstanding under such compensation award.

GOVERNING LAW – This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

DISCLAIMER OF RIGHTS – No provision in the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Bank or to interfere in any way with the right and authority of the Bank either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Bank.

X. CONCLUSION

Management and the Board recognize that the success of any organization is largely dependent on the level of teamwork. An essential part of building this team is a compensation system that rewards key employees for their contribution. It is management’s belief that the Incentive Compensation Plan as outlined above will accomplish this goal.

Annex B

FLORIDA BANKS, INC.
AMENDED AND RESTATED
1998 STOCK OPTION PLAN

1. PURPOSE

The primary purpose of the Florida Banks, Inc. 1998 Stock Option Plan (the “Plan”) is to encourage and enable eligible directors, officers, key employees and certain consultants and advisors of Florida Banks, Inc. (the “Company”) and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company’s growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of “incentive stock options” qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

2. DEFINITIONS

The following words or terms shall have the following meanings:

(a)     “Agreement” shall mean a stock option agreement between the Company and an Eligible Employee or Eligible Participant pursuant to the terms of this Plan.

(b)     “Board of Directors” shall mean the Board of Directors of the Company.

(c)     “Committee” shall mean the committee appointed by the Board of Directors to administer the Plan, if any, as set forth in Section 5 of the Plan.

(d)     “Company” shall mean Florida Banks, Inc., a Florida corporation.

(e)     “Eligible Employee(s)” shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

(f)     “Eligible Participant(s)” shall mean directors, officers, key employees of the Company and its Subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive Qualified Incentive Options pursuant to Section 8 of the Plan.

(g)     “Market Price” shall mean the closing price of the Company’s Common Stock on the date in question, as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market (or other nationally recognized quotation service). If the Company’s Common Stock is not traded on the Nasdaq Stock Market but is registered on a national securities exchange, “Market Price” shall mean the closing sales price of the Company’s Common Stock on such national securities exchange. If the Company’s shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, then “Market Price” shall mean the fair market value of the Company’s Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

(h)     “Optionee” shall mean an Eligible Employee or Eligible Participant having a right to purchase Common Stock under an Agreement.

(i)     “Option(s)” shall mean the right or rights granted to Eligible Employees or Eligible Participants to purchase Common Stock under the Plan.

(j)     “Plan” shall mean this Florida Banks, Inc. 1998 Stock Option Plan.

(k)     “Shares,” “Stock,” or “Common Stock” shall mean shares of the $.01 par value common stock of the Company.

(l)     “Subsidiary” or “Subsidiaries” shall mean any corporation(s), if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation(s).

(m)     “Ten Percent Owner” shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. EFFECTIVE DATE

The effective date of the Plan (the “Effective Date”) shall be the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the shareholders of the Company, whichever is earliest. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

4.  SHARES RESERVED FOR PLAN

The shares of the Company’s Common Stock to be sold to Eligible Employees and Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be one million and one hundred thousand (1,100,000); provided, however, that such Shares shall be subject to the adjustments provided in Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

5. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a “Non-Employee Director” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor regulation.

Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

6. ELIGIBILITY

Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Employees and to Eligible Participants.

7. DURATION OF THE PLAN

The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten (10) years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

8. QUALIFIED INCENTIVE OPTIONS

It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

(a)     Price. The purchase price for shares purchased upon exercise will be not less than 100% of the Market Price on the day the Option is granted; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

(b)     Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option, as determined by the Board of Directors or the Committee.

(c)      Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement from time to time after shareholder approval of the Plan, as determined by the Board of Directors or the Committee, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option which is a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 may be purchased from time to time but in no event later than five (5) years from the date of grant of the Option.

(d)     Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or, in lieu of payment of all or part of the purchase price in cash, the Optionee may surrender to the Company shares of the common stock of the Company valued at the Market Price on the date of exercise of the Option in accordance with the terms of the Agreement. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

(e)     Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

(f)     Non-assignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

(g)     Effect of Termination of Employment or Death. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee’s Agreement. In the event that an Optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee’s Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment may, in the discretion of the Board of Directors or the Committee, be accelerated and become immediately exercisable for a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee’s Agreement.

“Permanent and total disability” as used in this Plan shall be as defined in Section 22(e)(3) of the Code. In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

(h)     Recapitalization. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

(i)     Reorganization. In case the Company is merged or consolidated with another corporation in a transaction not constituting a Change of Control (as defined in Section 13 hereof) and the Company is not the surviving corporation, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the assumption of such Options by the merged, consolidated or otherwise reorganized corporation or by the substitution on an equitable basis of appropriate options of the merged, consolidated or otherwise reorganized corporation, in each case, so that the excess of the aggregate fair market value of the shares subject to option immediately after such assumption or substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such assumption or substitution over the purchase price thereof and, to the extent reasonably practicable, such assumed or substituted options will otherwise meet the applicable requirements for qualification as incentive stock options, or (ii) upon written notice to the Option holder provide that all or any portion of the Option (whether or not previously exercisable or vested) may be exercised within sixty (60) days of the date of such notice, and to the extent not exercised, such Option will be terminated. If any adjustment under this Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares of Stock available under the Plan and the number of shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment by the Board of Directors shall be conclusive and binding on an all affected persons.

Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of shares of Common Stock subject to an Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(j)     Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its

Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

(k)     General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

9. NON-QUALIFIED OPTIONS

The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options; provided, however, that:

(i)     the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner;

(ii)     the limitations set forth in Section 8(g) with respect to termination of employment or death shall not be applicable to non-qualified option grants, and any such limitations shall be determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant;

(iii)     the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants; and

(iv)     non-qualified options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

10. AMENDMENT OF THE PLAN

The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the shares present and voting thereon by the Company’s shareholders at a meeting of the shareholders at which a quorum is present. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) change the class of persons eligible for qualified incentive options. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting “Qualified Incentive Options.” The Company’s Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless (1) the affected participant consents in writing to such modification or amendment or (2) there is a dissolution or liquidation of the Company.

11. BINDING EFFECT

All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

12. APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

13. CHANGE OF CONTROL

The following acceleration provisions shall apply in the event of a “Change of Control” as defined in this Section 13:

(a)     In the event of a “Change of Control” as defined in paragraph (b) of this Section 13, any Options granted under the Plan, if not previously exercisable and vested, shall become fully exercisable and vested.

(b)     For purposes of paragraph (a) of this Section 13, a “Change of Control” means the happening of any of the following:

(i)     the Board of Directors or the shareholders of the Company shall approve (i) any consolidation or merger of the Company pursuant to which the holders of Capital Stock of the Company immediately prior to such merger or consolidation do not have more than fifty percent (50%) of the combined voting power of the Capital Stock of the Company or such surviving or parent entity immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) in one transaction or a series of related transactions other than a transfer to a wholly owned subsidiary of the Company,

(ii)     the Board of Directors or shareholders of the Company shall adopt any plan or proposal for the liquidation or dissolution of the Company;

(iii)     any “person” or “group” of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), either alone or in conjunction with their Affiliates (as that term is defined in Rule 405 promulgated under the Exchange Act), becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing, or securities convertible into, or exchangeable for, securities representing, more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Capital Stock;

(iv)     any “person” or “group” of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), either alone or in conjunction with their Affiliates (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of Capital Stock of the Company, by contract or otherwise, a majority of the members of the Company’s Board of Directors; or

(v)     during any period of up to 24 consecutive months, individuals who, at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than the death or disability of an officer of the Company that is serving as a director at such time, so long as another officer of the Company replaces such Person as a director) to constitute a majority of the Board of Directors of the Company.

For purposes of this definition “Capital Stock” shall mean shares of capital stock issued by the Company, or equivalent interests in any other successor Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.”

Annex C

AMENDMENTS TO
EMPLOYEE STOCK PURCHASE PLAN

     1.     The second sentence of Section 3 of the Florida Banks, Inc. Employee Stock Purchase Plan shall be deleted and replaced with the following sentence:

“The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 300,000.”

     2.     The definition of “Eligible Employee” set forth in Section 2(g) of the Florida Banks, Inc. Employee Stock Purchase Plan shall be deleted and replaced with the following definition:

“Eligible Employee” shall mean a person regularly employed by the Company or a Subsidiary (or any predecessor) on the effective date of any offering of stock pursuant to the Plan who has been employed by the Company or a Subsidiary for at least 90 days and who has a customary working schedule of at least 25 hours per week and five months per calendar year; provided, however, that (i) the Board of Directors may exclude the employees of any specified Subsidiaries from any offering under the Plan and (ii) any “highly compensated employee” (as that term is defined in Section 414(q) of the Internal Revenue Code) of the Company or Florida Bank, N.A. shall not qualify as an “Eligible Employee” for the purposes of an Offering if, at the time of such Offering, such employee has previously purchased a number of Shares under the Plan equal to or greater than six percent (6%) of the total number of Shares reserved for issuance under the Plan.”

C-1

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF FLORIDA BANKS, INC.

    The undersigned shareholder(s) of Florida Banks, Inc., a Florida corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 24, 2003, and hereby appoints Charles E. Hughes, Jr. and T. Edwin Stinson, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Shareholders of Florida Banks, Inc. to be held on Thursday, May 22, 2003 at 11:00 a.m. Eastern Time, at the Clarion Hotel and Conference Center, 2101 Dixie Clipper Road, Jacksonville, Florida, 32218, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	To elect four Class II directors to the Board of Directors to serve for a term of three years and until their successors are elected and qualified.

☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees

    NOMINEES: Clay M. Biddinger, Wilford C. Lyon, Jr., M.G. Sanchez and T. Edwin Stinson, Jr.

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:

2.	To approve the Company’s Second Amended and Restated Incentive Compensation Plan.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

3.	To approve the Company’s Amended and Restated 1998 Stock Option Plan.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

4.	To amend the Company’s Employee Stock Purchase Plan to (i) increase the number of shares of the Company’s common stock reserved for issuance under the Employee Stock Purchase Plan from 200,000 to 300,000 and (ii) limit the number of shares of the Company’s common stock that may be purchased under the Employee Stock Purchase Plan by the Company’s and the Bank’s “highly compensated employees.”

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

5.	To approve the adjournment of the annual meeting to solicit additional proxies in the event there are not sufficient votes to approve any of the foregoing proposals.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

6.	To vote in accordance with their best judgment with respect to any other matters which may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

    This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the proposals set forth herein and as the proxies deem advisable on such other matters as may come before the meeting.

Dated:

Signature

Dated:

Signature

    This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)